Agreement on Developing Online Integrated English Training Business Collaboratively

Part A: Shanghai Broadband Network Inc.

Part B: Shanghai Information Property Corporation (Shanghai Online Education)

In order to accelerate Chinese online education equally and mutually, Part A and Part B have reached the following agreements after friendly discussion on introducing and developing advanced international English training material, course, courseware; collaboratively developing online / distance English training matters with Shanghai Online Education broadband platform.

A. Collaborating projects: British Quartet 1-5 upgrading English (integrated English) course

1. Creator and introduction

Originated by a famous international education group - The Q Group in London, Quartet 1-5 is an integrated ESL learning system for the beginners to higher level learners of youths and adults. It's already popularized in more than 40 countries all over the world. Part A owns the sole management right of Quartet in China. Depending on the Chinese English education specialists and multimedia and network specialists, Part A has localized and re-developed the program to be an integrated English learning system adapted for the China market. Part A has worked with Fudan University to brand this program as Integrated English. This program has 5 levels and 181 courses.

The whole set of program includes a complete set of teaching material, reference book, teaching management software for teacher and syllabus.

2. Credential

Foreign Language training certificate.

3. Certification

The students can take relevant exams held by Fudan University after finishing the courses. Those who pass the exam will receive a certificate of Integrated English Level 3 / 5 issued by Fudan University.

4. Training / Learning Method

Self-study via English learning portal site plus after class centralizing tutorship and group activities. Details refer to the teaching scheme of this program.

5. Program length

It's flexible. The whole program will take approximate 12 - 18 months. Timing can be justified based on user requirement.

6. Authentication method

Single user is online simultaneously during a valid semester. (One user can only use one single IP address to be authenticated to log in at the some time.)

B. Cooperation: Courseware customization and Marketing

Part B provides relevant expenses and requirement, authorizes Part A to customize Integrated English localization and courseware web version that adapts the platform from Part B.

Courseware provided by Part A is managed based on the following:

Level 1 to 5, 181 courses, which are purchased by the user from the Shanghai Online Education owned by Part B, are managed by both Part A and Part B.

C. Business Management Module

Part A introduces / provides courses and materials of Integrated English and customizes the web version of Integrated English that adapts the platform provided Part B. With the relevant certificates issued by Fudan University, working with offline training centers / schools to provide offline classroom tutorship and recruitment, 4 parts discuss to prorate the profit.

D. Teaching Mode

Online education + offline classroom tutorship. Student gives the first priority to online self-study provided by Shanghai Online Education II platform including online video ordering courseware, online Q & A, online homework / quiz etc. Offline classroom centralized tutoring is the second priority.

E. Project Progress

The trial version of the whole 181 courses from Part A, level 1 to 5, will be uploaded onto the Shanghai Online Education School (Part B) before March 31, 2003. The promulgation time will be discussed by Part A, B and Fudan University.

F. Responsibilities

1. Part A

a. Introduce / provide course and material of Integrated English, obligate for legal and economic responsibilities of any relevant course and material copyright, usufruct.

b. Customize web version courseware of Integrated English

c. Establish online teaching scheme, after class tutoring plan, organizing group activities.

d. Teaching material printing and publishing.

e. Carry out cooperating with Fudon University

f. Project propagandizing and popularizing and market management.

2. Part B

a. Provide online education platform daily operating, maintaining and technical guarantee.

b. Provide necessary distance classroom and video conference tools required after school.

c. Online propaganda (using flapping icon, banner on Shanghai Online Education main page and releasing an ad on telecom bill in 2003), student online registration and tuition collection, online teaching content distribution, background management of student online authentication and so on.

d. Material online selling

e. ADSL bundle selling matters

f. Offline popularizing with Part A

G. Cost, Tuition Income and Distribution

1. Cost

a. Any expenses occurred by each part within its obligation are burdened individually, prorated profit will not be affected.

b. Any channel substitutive charges (proportion will be discussed later) will be deducted prior to distribution

c. Online banking service charges (0.7%) will be deducted prior to distribution

d. Any future off line special popularizing charges for Integrated English occurred by both parts will be shared by both.

e. Relevant taxes are to be burdened by individual part.

2. Tuition

a. Fees: studying grade + studying time

b. Criteria: Every two study grades is a fee unit, tuitions will be paid prior to school. The criteria will be decided by both parts based on the market situation.

c. Payment: Online payment, bank transfer, remittance, signup office

d. Receipts are issued by Fudan University

3. Promotion

a. Individual purchasing: 90% discount for purchasing 2 studying grades

b. Group purchasing (channel distribution): 95% discount - 50 users; 90% discount - 150 users; 85% discount - 250 users; 80% discount - more than 350 users.

c. Any user who purchases Level 2 - 3 or Level 4 - 5 will receive a free Level 1 (beginner level)

d. Promotions terms are subject to change according to market situation.

4. Distribution

a. Distribution principle: After deducting from Item G.1. , tuition income is allotted based on discussed proportion and actual income. Any relevant tax is paid by individual part.

b. Distribution time: In principle, within 1 - 2 months after each class starts

c. Proportion: Part A - 80%; Part B - 20%

H. Cooperation term

3 years after this agreement comes into force. Terms can be renewed every year subject to implementation circumstances.

I. Commercial Confidentiality, Intelligent Property Right and Management Right Protection

1. Anything related to this agreement and the other part's commercial confidentiality known via other channels should be kept as secret. It should not be revealed to any third party.

2. Anything except regulated by this agreement like the other part's logo, trademark, commercial information, technology and other information should not be utilized without written permission from the other part.

3. The copyright mentioned in this agreement (online courseware, student text book, teaching book) belongs to Part A. Part B should not use Integrated English and any commercial and non-commercial activities not mentioned in this agreement.

J. Force Majeure, Breach of Faith Responsibility, Dispute Solution

1. If any of the parts in this agreement encounters force majeure including but not limited to: direct or indirect war (no matter if it has been announced), emergency, strike, industrial entanglement, accident, server paralysis because of virus from the third party, server is hacked, fire, earthquake, flood, storm, snowstorm, any reasons due to disasters or exceeding the controlling limit of the effected part, the portion / whole duties under this agreement cannot be carried out or is delayed, it should not be treated as breaching this agreement and should not be responsible for the delay.

2. If any of the parts reckons the possibility of the situation mentioned in J.1. above, the effected part should notify the other part in writing or ratified by the other part.

3. If the agreement cannot be implemented or cannot be completely implemented because any of the parts breaches the agreement, the other part has the authority to terminate the contract.

4. The obeying part has the authority to request for compensation from the breaching part if the breaching part makes obeying part's interest damaged or directly results the economy loss to the obeying part.

5. All disputes related to this agreement should be solved via discussion first. If the problem cannot be solved, either part can lodge a complaint to Shanghai Pudong New District People's court.

K. Other Issues

1. This agreement is the basis of project cooperation. If anything not mentioned by this agreement, it can be discussed and solved later. If the supplement agreement or rules collides with this agreement, please refer to the latest supplement agreement or rules.

2. This agreement has duplicate with the same force adeffect, each part has one copy. It goes into effect when it's signed and sealed by both parts.

Part A: Shanghai Broadband Network Inc.
Authorized representative: Yuguo Zhang
Date: March 26th, 2003

Part B: Shanghai Information Property Corporation
Authorized representative: Zhengping Yu
Date: March 26th, 2003